Exhibit 99.2

November 20, 2017

To: Mr. Simon Lee, Chairman, STG Group, Inc.

I herewith submit my resignation from the Board of STG Group, Inc., effective immediately.

Sincerely,

/s/ Robert B. Murrett
Robert B. Murrett

Cc:  Mr. Ronald Spoehel

Mr. Damian Perl

Mr. David Gompert

Mr. John Weldin, Corporate Secretary, STG Group, Inc.

11654 Plaza America Dr. #639

Reston, VA 20190

Mr. Chales Katz

Morrison & Foerster, LLP

1650 Tysons Blvd.

McLean, VA 22102